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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 STERI-OSS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                DELAWARE                                  13-3915553
---------------------------------------        ---------------------------------
(State of Incorporation or organization)       (IRS Employer Identification No.)


22895 EASTPARK DRIVE, YORBA LINDA CALIFORNIA                92887
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  (Address of principal executive offices)                (Zip Code)

If this Form relates to the registration of a class of debt Securities and if effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this form relates to the registration of a class of debt Securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

           TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
           TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
           -------------------                    ------------------------------
                  NONE                                          NONE
             --------------                                --------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                    COMMON STOCK, PAR VALUE $0.0001 PER SHARE
                    -----------------------------------------
                                (Title of Class)



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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
            --------------------------------------------------------

            This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of Steri-Oss, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Securities" at page 52 of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-34397), filed with the Securities and Exchange Commission on August 26, 1997, is incorporated herein by this reference.

ITEM 2.     EXHIBITS.
            --------

            2.1   Specimen Certificate representing Registrant's Common Stock.

            2.2 The following documents are included as Exhibits, as indicated, to Registrant's Registration Statement on Form S-1 (Reg. No. 333-34397), filed with the Securities and Exchange Commission on August 26, 1997 and incorporated herein by this reference:

                                                                            Form S-1
            Exhibit Description                                         Exhibit Number
            -------------------                                         --------------
(a)         Certificate of Amendment of Rested                                 3.1
            Certificate of Incorporation of the Registrant
            as filed with the Delaware Secretary of State
            on August 25, 1997.

(b)         Amended and Restated Certificate of                                3.2
            Incorporation to be filed with the Delaware
            Secretary of State upon consummation of the
            initial public offering.

(c)         Amended and Restated Bylaws of Registrant                          3.3



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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         STERI-OSS, INC.
                                         (Registrant)

Dated:  October 6, 1997                  By: /s/ Kenneth A. Darienzo
                                             ----------------------------------
                                                 Kenneth A. Darienzo,
                                                 Chief Executive Officer
                                                 and Chairman of the Board